UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

Agreements with Spartan Capital Securities

On September 6, 2017 Bright Mountain Media, Inc. entered into a five year Consulting Agreement with the Spartan Capital Securities, LLC (“Spartan Capital”), a broker-dealer and member of FINRA, which under its terms would not become effective until the closing of the maximum offering of our securities in a private placement in which Spartan Capital served as placement agent as described below. On September 28, 2018 the Consulting Agreement became effective and Spartan Capital was engaged to provide such advisory services that we may reasonably request related to general corporate matters, including, but not limited to advice and input with respect to raising capital, assisting us with strategic introductions, and assisting management with enhancing corporate and shareholder value. As compensation for these services, on the effective date of the agreement we paid Spartan Capital $500,000 and issued it 1,000,000 shares of our common stock valued at $750,000 (the “Consulting Shares”). We agreed to register the Consulting Shares for public resale under the resale registration statement to be filed by us with the Securities and Exchange Commission (the “SEC”) described below.

Spartan Capital is an accredited investor and the issuance of the Consulting Shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(a)(2) of the Securities Act.

On September 6, 2017 we also entered into a five year M&A Advisory Agreement with Spartan Capital which became effective on September 28, 2018 following the sale of the maximum offering in the private placement described below. Under the terms of the agreement, Spartan Capital will provide consulting services to us related to potential mergers or acquisitions, including candidates, valuations and transaction terms and structures. As compensation, we paid Spartan Capital a fee of $500,000 on the effective date of the agreement.

Both agreements contain customary confidentiality and indemnification provisions.

The foregoing descriptions of the terms and conditions of the Consulting Agreement and M&A Advisory Agreement are qualified in their entirety by reference to the agreements which are filed as Exhibit 10.45 and 10.46, respectively, to this Current Report on from 8-K.

Final closing of private placement

On September 28, 2018, we sold 3,475,000 units of our securities to 26 accredited investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units (the “Units”) were sold at a purchase price of $0.40 per Unit resulting in gross proceeds to us of $1,390,000. Each unit consisted of one share of our common stock and one five year common stock purchase warrant to purchase one share of our common stock at an exercise price of $0.65 per share (the “Private Placement Warrants”).

We paid Spartan Capital a cash commission of $139,000 and issued it five year placement agent warrants (“Placement Agent Warrants”) to purchase an aggregate of 347,500 shares of our common stock as compensation for its services. We used $1 million of the proceeds from this final closing for the payment of the fees due Spartan Capital under the terms of the Consulting Agreement and M&A Advisory Agreement described above, and are using the balance of $251,000 for general working capital.

Spartan Capital acted as placement agent for us in this private placement, and this latest closing represented the final closing of the offering which commenced in January 2018 pursuant to which we issued and sold an aggregate of 10,100,000 Units resulting in gross proceeds to us of $4,040,000. During the course of this offering, we paid Spartan Capital an aggregate cash commission of $404,000 and issued it Placement Agents Warrants to purchase an aggregate of 1,010,000 shares of our common stock, including the cash commission and Placement Agent Warrants issued pursuant to the final closing on September 28, 2018.

For the 36 months from the final closing of this private placement, we granted Spartan Capital certain rights of first refusal if we decide to undertake a future private or public offering or if we decide to engage an investment banking firm.

We granted the purchasers in the offering demand and piggy-back registration rights with respect to the shares of our common stock included in the Units and the shares of common stock issuable upon the exercise of the Private Placement Warrants. In addition, we agreed to file a resale registration statement within 120 days following the final closing of this offering covering the shares of our common stock issuable upon the exercise of the Private Placement Warrants included in the Units. If we should fail to timely file this resale registration statement, then within five business days of the end of month we will pay the holders an amount in cash, as partial liquidated damages, equal to 2% of the aggregate purchase price paid by the holder for each 30 days, or portion thereof, until the earlier of the date the deficiency is cured or the expiration of six months from filing deadline. We will keep any such registration statement effective until the earlier of the date upon which all such securities may be sold without registration under Rule 144 promulgated under the Securities Act or the date which is six months after the expiration date of the Private Placement Warrants. We are obligated to pay all costs associated with this registration statement, other than selling expenses of the holders.

Additional terms of the Private Placement Warrants include:

●	standard anti-dilution provisions;

●	become subject to a “cashless exercise” under certain conditions; and

●
certain call provisions at $0.01 per warrant if our stock trades at or above $1.50 per share for 10 consecutive trading days with an average daily trading volume of not less than 30,000 shares during such 10 consecutive trading day period.

The exercise price of the Placement Agent Warrants is also subject to the proportional adjustment in the event of stock splits, stock dividends and similar corporate events, and may be exercised on a cashless basis. We also granted Spartan Capital piggy-back registration rights with respect to the shares of our common stock issuable upon the exercise of the Placement Agent Warrants.

The foregoing descriptions of the terms and conditions of the Private Placement Warrants and Placement Agent Warrants are qualified in their entirety by reference to the warrants which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on from 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits.
		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
4.1	Form of Private Placement Warrant	10-K	4/2/18	4.1
4.2	Form of Placement Agent Warrant	10-K	4/2/18	4.2
10.45	Consulting Agreement dated September 6, 2017 by and between Spartan Capital Securities, LLC and Bright Mountain Media, Inc.				Filed
10.46	M&A Advisory Agreement dated September 6, 2017 by and between Spartan Capital Securities, LLC and Bright Mountain Media, Inc.				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2018	Bright Mountain Media, Inc.

By: /s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer

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